EXHIBIT 10.3

NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER the
EZENIA! INC. 2004 Equity Incentive Plan

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share:                              $

Grant Date:
Expiration Date:

Pursuant to the Ezenia! Inc. 2004 Equity Incentive Plan (the “Plan”), Ezenia! Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Stock of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein and in the Plan.  This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.        Exercisability Conditions.  No portion of this Stock Option may be exercised until such portion shall have become exercisable.                    [insert # that represents 50% of the Option Shares] Option Shares shall become exercisable if the Committee certifies in early 2011 that the Company has achieved 85 percent of its 2010 budget in both revenue and operating profit.  For every percentage point that the Committee certifies that the Company has exceeded 85 percent of its 2010 budget in either revenue or operating profit,                   additional Option Shares [insert # that represents 1/60th of the Option Shares] shall become exercisable.  The portion of this Stock Option that does not become exercisable as provided above shall be forfeited and cancelled as of the date of the Committee meeting in early 2011.

2.        Manner of Exercise.

(a) The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give notice to the Committee of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Committee; or (ii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.  Payment instruments will be received subject to collection.

(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan.  The determination of the Committee as to such compliance shall be final and binding on the Optionee.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.        Termination of Employment or Service Relationship.

(a) If the Optionee’s employment by the Company or one of its subsidiaries is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(i)      Termination Due to Death.  If the Optionee’s employment terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of death, by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(ii)    Termination Due to Disability.  If the Optionee’s employment terminates by reason of the Optionee’s disability (as determined by the Committee), any portion of this Stock Option outstanding on such date may be exercised by the Optionee, to the extent exercisable on the date of termination, for a period of 12 months from the date of termination or until the Expiration Date, if earlier.

(iii)   Termination for Cause.  If the Optionee’s employment terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.  For purposes hereof, “Cause” shall mean a determination by the Committee that the Optionee shall be dismissed as a result of (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.

(iv)    Other Termination.  If the Optionee’s employment terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Committee, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier.

The Committee’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.

(b)     If the Optionee is a non-employee Director and his service relationship with the Company is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as follows: (i) if the Optionee’s service relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of death, by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier; and (ii) if the Optionee’s service relationship terminates for any reason other than the Optionee’s death, and unless otherwise determined by the Committee, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of 90 days from the date of termination or until the Expiration Date, if earlier.

4.        Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 5 of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.        Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.        Tax Withholding.  To the extent applicable, the Optionee shall, not later than the date as of which the exercise of this Stock Optionbecomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Company shall have the authority to cause the minimum required tax withholding obligation, if any, to be satisfied, in whole or in part, by withholding from shares of Stock to be issued to the Optionee a number of shares of Stock with an aggregate Market Value that would satisfy the withholding amount due. \

7.        No Obligation to Continue Employment or Service Relationship.  Neither the Company nor any of its subsidiaries is obligated by or as a result of the Plan or this Agreement to continue the Optionee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time. Neither the Plan nor this Agreement confers upon the Optionee any rights to continue as a director.

8.        Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing. The undersigned specifically acknowledge that the stock option will become fully exercisable in the event of a change in control unless otherwise determined by the compensation committee.

EZENIA! INC.

By:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Optionee’s Signature

Optionee’s name and address: